Exhibit 3.52

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II-LINDBERGH CENTER, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 2008, AT 11:54 O’CLOCK A.M.

	Harriet Smith Windsor, Secretary of State
4566134 8100	AUTHENTICATION:	6683765
080722686	DATE:	06–24–08

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

WELLS REIT II – LINDBERGH CENTER, LLC

The undersigned, in order to form Wells REIT II – Lindbergh Center, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.         The name of the limited liability company is:

Wells REIT II – Lindbergh Center, LLC

2.         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of June 24, 2008.

/s/ Phyllis B. Kaplan
Phyllis B. Kaplan Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:13 PM 06/24/2008 FILED 11:54 AM 06/24/2008 SRV 080722686 - 4566134 FILE